UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Reed Road, Suite 160,

Houston, Texas 77051

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 3, 2025, Plus Therapeutics, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company had regained compliance with the Rule 5250(c)(1) due to filing its Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “Quarterly Report”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 30, 2025.

As previously disclosed, on March 8, 2024, the Company received a written notice from the Staff, notifying the Company that it no longer complied with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity (the “Minimum Stockholders’ Equity Requirement”) for continued listing on The Nasdaq Capital Market or the alternative requirements of having a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years.

On March 7, 2025, the Company received notification from Nasdaq that it had regained compliance with the Minimum Stockholders’ Equity Requirement and was subject to a Mandatory Panel Monitor until March 7, 2026.

On June 3, 2025, the Staff notified the Company that it was not in compliance with the Minimum Stockholders’ Equity Requirement (the “June 3 Letter”). The Company reported stockholders’ equity (deficit) of ($23,641,000) in its Quarterly Report on Form 10-Q for the period ended March 31, 2025, and, as a result, did not satisfy the Minimum Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company must request a hearing no later than 4:00 p.m. Eastern Time on June 10, 2025.

The Company plans to request a hearing before the Panel to appeal the June 3 Letter and to address all outstanding matters, including compliance with the Minimum Stockholders’ Equity Requirement, which hearing date has not been set as of the date of this Current Report on Form 8-K (this “Form 8-K”). While the appeal process is pending, the suspension of trading of the Company’s common stock, par value $0.001 per share (the “Common Stock”), will be stayed and the Common Stock will continue to trade on the Nasdaq Capital Market until the hearing process has concluded and the Panel issues a written decision. The Company has been informed that hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing or that the Company will be able to demonstrate compliance with Nasdaq Listing Rule 5550(b)(1) within any additional compliance period that may be granted by the Panel.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to the Company’s plans to request a hearing and its future compliance with the Nasdaq listing requirements, which can be identified by terminology such as “will,” “plans,” “continue,” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including, among other things, the risks related to the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s ability to obtain an additional compliance period, if needed, the Company’s ability to take actions that may be required for its continued listing on Nasdaq, the Company’s ability to timely request a hearing with the Panel, the Company’s current liquidity position and the need to obtain additional financing to support ongoing operations, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2025

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Officer